Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Massimo Group on Form S-8 (File No. 333-278831) of our report dated March 26, 2025, with respect to our audits of the consolidated financial statements of Massimo Group, which appears in this Form 10-K.

/s/ ZH CPA, LLC

Denver, Colorado

March 26, 2025